EXHIBIT 21

SUBSIDIARIES OF NORTHERN STATES FINANCIAL CORPORATION

NorStates Bank
1601 N. Lewis Avenue
Waukegan, Illinois 60085

State of Organization - Illinois

A Wholly-Owned Subsidiary of
Northern States Financial Corporation

NorProperties, Inc.
1601 N. Lewis Avenue
Waukegan, Illinois 60085

State of Organization - Illinois

A Wholly-Owned Subsidiary of
Northern States Financial Corporation

Northern States Statutory Trust I
1601 N. Lewis Avenue
Waukegan, IL 60085

State of Organization – Delaware

A Wholly-Owned Subsidiary of
Northern States Financial Corporation

Northern States Community Development Corporation
1601 N. Lewis Avenue
Waukegan, Illinois 60085

State of Organization - Illinois

A Wholly-Owned Subsidiary of
NorStates Bank